Exhibit (i)

November 21, 2025

iShares Trust

c/o BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Re:	iShares Trust Funds Identified on Exhibit A

Ladies and Gentlemen:

We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the “Certificate of Trust”), as filed with the Secretary of State on September 15, 2006;

(b)

The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the “Trust Instrument”), made by the trustees named therein;

(c)

Post-Effective Amendment No. 2,852 (the “Amendment”), to be filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the “Registration Statement”);

iShares Trust

November 21, 2025

(d)

The Amended and Restated By-Laws of the Trust, as approved by the Board of Trustees of the Trust (the “Board”) on April 22, 2005, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on December 8, 2006, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on August 13, 2009, as further amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the “By-laws”);

(e)	The Policy and Procedures Regarding the Naming of iShares Funds delegating naming determinations for series of the Trust to BlackRock Fund Advisors and its affiliated investment advisors;

(f)

Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each, a “Fund” as identified on Exhibit A attached hereto) and the issuance of certain shares of beneficial interest in such Fund (each, a “Share” and collectively, the “Shares”);

(g)	A certificate of an officer of the Trust, dated as of November 22, 2024, relating to the filing of Post-Effective Amendment No. 2,785 with the SEC;

(h)	A certificate of an officer of the Trust with respect to certain matters, dated November 21, 2025; and

(i)	A Certificate of Good Standing for the Trust, dated November 19, 2025, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The resolutions identified in paragraph (f) and in the officer’s certificate described in (g) and (h) above are collectively referred to herein as the “Resolutions.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

iShares Trust

November 21, 2025

For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the officers of the Trust acted within their authority when registering the names of the Funds as such names appear in the Registration Statement, and (viii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/AMB1

EXHIBIT A

iShares Trust Funds

iShares ESG Optimized MSCI USA Min Vol

Factor ETF (fka iShares ESG MSCI USA Min Vol Factor ETF)

iShares MSCI USA Min Vol Factor ETF

iShares MSCI USA Momentum Factor ETF

iShares MSCI USA Quality Factor ETF

iShares MSCI USA Size Factor ETF

iShares MSCI USA Small-Cap Min Vol Factor ETF

iShares MSCI USA Value Factor ETF

iShares U.S. Equity Factor ETF

iShares U.S. Small-Cap Equity Factor ETF

iShares Core MSCI EAFE ETF

iShares Core MSCI Europe ETF

iShares Core MSCI International Developed Markets ETF

iShares Core MSCI Pacific ETF

iShares Core MSCI Total International Stock ETF

iShares MSCI ACWI ETF

iShares MSCI ACWI ex U.S. ETF

iShares Low Carbon Optimized MSCI ACWI

ETF (fka iShares MSCI ACWI Low Carbon Target ETF)

iShares MSCI All Country Asia ex Japan ETF

iShares MSCI China A ETF

iShares MSCI EAFE ETF

iShares MSCI Europe Financials ETF

iShares MSCI Kokusai ETF

iShares China Large-Cap ETF

iShares Global Equity Factor ETF

iShares International Equity Factor ETF

iShares International Small-Cap Equity Factor ETF

iShares MSCI EAFE Growth ETF

iShares MSCI EAFE Min Vol Factor ETF

iShares MSCI EAFE Small-Cap ETF

iShares MSCI EAFE Value ETF

iShares MSCI Europe Small-Cap ETF

iShares MSCI Intl Momentum Factor ETF

iShares MSCI Intl Quality Factor ETF

iShares MSCI Intl Value Factor ETF

iShares LifePath Retirement ETF

iShares LifePath Target Date 2030 ETF

iShares LifePath Target Date 2035 ETF

iShares LifePath Target Date 2040 ETF

iShares LifePath Target Date 2045 ETF

iShares LifePath Target Date 2050 ETF

iShares LifePath Target Date 2055 ETF

iShares LifePath Target Date 2060 ETF

iShares LifePath Target Date 2065 ETF

iShares LifePath Target Date 2070 ETF

iShares Core 80/20 Aggressive Allocation ETF

(fka iShares Core Aggressive Allocation ETF)

iShares Core 30/70 Conservative Allocation

ETF (fka iShares Core Conservative Allocation ETF)

iShares Core 60/40 Balanced Allocation ETF

(fka iShares Core Growth Allocation ETF)

iShares Core 40/60 Moderate Allocation ETF

(fka iShares Core Moderate Allocation ETF)

iShares ESG Aware 80/20 Aggressive

Allocation ETF (fka iShares ESG Aware

Aggressive Allocation ETF)

iShares ESG Aware 30/70 Conservative

Allocation ETF (fka iShares ESG Aware

Conservative Allocation ETF)

iShares ESG Aware 60/40 Balanced Allocation

ETF (fka iShares ESG Aware Growth Allocation ETF)

iShares ESG Aware 40/60 Moderate Allocation

ETF (fka iShares ESG Aware Moderate Allocation ETF)

iShares Morningstar Multi-Asset Income ETF

iShares Breakthrough Environmental Solutions ETF

iShares Cybersecurity and Tech ETF

iShares Energy Storage & Materials ETF

iShares Future Exponential Technologies ETF

(fka iShares Exponential Technologies ETF)

iShares Genomics Immunology and Healthcare ETF

iShares Neuroscience and Healthcare ETF

iShares Self-Driving EV and Tech ETF

iShares U.S. Tech Breakthrough Multisector ETF

iShares Large Cap Max Buffer Dec ETF

iShares Large Cap Max Buffer Jun ETF

iShares Large Cap Max Buffer Mar ETF iShares Large Cap Max Buffer Sep ETF iShares Currency Hedged MSCI ACWI ex U.S. ETF iShares Currency Hedged MSCI EAFE ETF iShares Currency Hedged MSCI EAFE	Small-Cap ETF iShares Large Cap Accelerated Outcome ETF (fka iShares Large Cap Accelerated ETF)